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                                                                    EXHIBIT 5.01




                                January 31, 2002

Reliance Steel & Aluminum Co.
350 South Grand Avenue, Suite 5100
Los Angeles, California  90071


               Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        At your request, I have examined the Registration Statement on Form S-8 in connection with the registration of certain stock options (the "Options"), which are authorized to be granted, and an additional 812,500 shares of common stock of Reliance Steel & Aluminum Co., a California corporation ("Reliance"), which are authorized to be issued and sold by Reliance upon exercise of options granted pursuant to the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan, in the manner described in the Registration Statement and the exhibits thereto (the "Shares"). (The Registration Statement on Form S-8 is hereafter referred to as the "Registration Statement".)

        I have examined the procedures taken and am familiar with the procedures proposed to be taken by Reliance in connection with the authorization, the grant of the Options, and the issuance and sale of the Shares. It is my opinion that:

        1. Reliance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California; and

        2. The Options to be granted and the Shares to be issued and sold by Reliance pursuant to the Registration Statement, when granted, sold and paid for in accordance with the terms of the Registration Statement, and the exhibits thereto, will be legally issued, fully paid and nonassessable.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Sincerely yours,


                                    /s/ Kay Rustand
                                    --------------------------------------------
                                    Kay Rustand
                                    Vice President and General Counsel